                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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     [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PRIME HOSPITALITY CORP.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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THIS FILING CONSISTS OF A MEMORANDUM PREPARED BY PRIME HOSPITLAITY CORP. TO ITS
HOME OFFICE AND REGIONAL ASSOCIATES.

MEMORANDUM                                               PRIME HOSPITALITY CORP.

To:         Home Office and Regional Associates
From:       Vito J. Stellato
Date:       August 19, 2004
Subject:    Sale of Company

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Yesterday's announcement that Prime Hospitality Corp. has entered into a merger agreement with affiliates of The Blackstone Group ("Blackstone") raises many questions about the future of our brands, and our personal careers. Presently, we do not have all the answers. During the next few weeks, the senior management of Blackstone and our management team will be reviewing our operations and making decisions about how we operate our company. Answers will be provided in due course. Hopefully, the information below may answer some your questions.

Blackstone is a New York based private investment firm that has a successful history of buying companies, making additional investments in the companies they buy, and growing those companies. In the recent past, Blackstone has purchased other hotel companies such as Extended Stay America, Homestead Studio Suites, and the Savoy Group of luxury European hotels. In all three cases, the headquarters of these businesses remained open and a substantial number of employees were retained. Please visit WWW.BLACKSTONE.COM to learn more about
Blackstone.

Blackstone intends to invest a significant amount of capital in Prime. The investment in AmeriSuites is intended to be part of an extensive refurbishment plan designed to improve the competitiveness of this brand in the marketplace.
While thirty-seven (37) Wellesley Inns and Suites (former Homegate Hotels) will be converted to an Extended Stay America brand, Prime Hospitality Corp. will continue to operate and franchise the remaining Wellesley Inns. In addition, we will continue to operate the Prime Hotel brand and other full service hotels. In summary, we believe Blackstone's overall strategy will be to operate our brands in a manner that will accelerate opportunities for their growth.

It is also anticipated that key senior hotel operations positions such as COO,
Senior Vice President of Sales and Marketing, and Senior Vice President of
Information Technology will be hired and added to our headquarters' staff, thereby representing an additional commitment to growing our brands.

The conversion of the thirty-seven (37) Wellesley Inns and Suites does represent an initial downsizing of our company, which will require some reduction in staff levels at the home office and regional positions. Decisions about how many and which positions will be eliminated have not yet been made. Those individuals employed as of the completion of the merger whose employment is terminated,

without cause, within one year following the merger will receive severance pay and outplacement assistance, and will remain eligible to receive a pro-rata bonus under the 2000 Bonus Program, as in effect for the fiscal year ending
December 31, 2004 (based on the number of days the individual was employed in
2004).

We understand that the news of a staff reduction and unanswered questions are unsettling. Answers and guidance will be provided as they become available. In the meantime, please continue to provide the dedication and hard work that you have provided in the past to help our hotel managers serve our guests.

If you have any questions, please see the senior vice president or vice president of your department. Thank you.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE
ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL
CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the
Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the
Company by directing such request to the Company, Attention: Rich Szymanski,
Chief Financial Officer, 700 Route 46 East, Fairfield, NJ 07004, Telephone:
(973) 808-7751.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger.
Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
8/18/04